Exhibit 99.1

Determine, Inc. Announces Winding Up, Liquidation and Dissolution

Company to Deregister with the SEC; Common Stock to be Withdrawn from Trading on OTC

WASHINGTON, D.C. – April 18, 2019 – Determine, Inc. (OTCQB: DTRM) (the “Company”) today announced that its Board of Directors has determined that since the Company has now completed the sale of substantially all of the assets of the Company to Corcentric, Inc., it is in the best interest of the Company and its stockholders to effect the winding up, liquidation and dissolution of the Company and distribute the net cash proceeds of the sale to its stockholders as soon as practicable after provision for the Company’s existing obligations. The Board’s decision was based on a number of factors, including the significant cost savings to be obtained by ceasing to file periodic reports with the Securities and Exchange Commission and reductions in accounting, audit, legal and other costs which would enable the Company to maximize the amount of net cash proceeds available for distribution to its stockholders. The winding up, liquidation and dissolution of the Company has been approved by the Company’s stockholders by written consent as described in the preliminary information statement to be filed with the SEC later today.

While a significant amount of the proceeds from the sale were utilized to repay the Company’s debt obligations as well as expenses of the sale transaction and certain other liabilities and obligations of the Company, including severance and other employee obligations, after provision for contingencies and obligations of the Company, including the costs associated with the dissolution, the remaining cash proceeds will be distributed to the Company’s stockholders. The Company currently estimates that there will be between $0.10 to $0.14 per share of common stock of the Company initially available for distribution. The Company anticipates that a subsequent distribution of between $0.01 to $0.11 per share may be available following the one year anniversary of the closing of the asset sale and release of any escrow proceeds thereafter in April 2020. Although the Board has not established a definitive timetable for liquidating distributions, the Company expects to make an initial distribution as promptly as reasonably possible following the effective date of the plan of liquidation and a subsequent distribution to occur as promptly as reasonably possible following the one year anniversary of the closing of the asset sale and release of any escrow proceeds thereafter in April 2020.

In connection with the wind up, liquidation and dissolution of the Company, all directors have resigned from their positions as members of the Board of Directors of the Company with the exception of Mr. Michael Casey who is continuing as the sole and independent director. Further, the only remaining officer continuing to provide services and overseeing the winding down and liquidation of the Company will be Mr. John Nolan, who will serve as President, Secretary and Treasurer of the Company.

In connection with the wind down, liquidation and dissolution, the Board has approved plans for the Company to deregister with the Securities and Exchange Commission and to file a Certification on Form 15 under the Securities Exchange Act of 1934 (“Exchange Act”), as amended, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The Board of Directors has also approved plans to voluntarily withdraw the Company’s common stock from trading on the OTCQB. The Company will provide a specific date once determined for the withdrawal of the Company’s common stock from trading on OTCQB and the filing of the Company’s certificate of dissolution.

About Determine, Inc.

Prior to the closing of the asset sale to Corcentric on April 10, 2019, the Company was a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Company currently does not have an operating business.

Forward Looking Statements

Some of the statements in this press release may include, and certain oral statements made by our representatives from time to time may include, forward-looking statements that reflect current views with respect to future events and financial performance. Statements that include the words “should,” “expect,” “will,” “intend” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release or similar oral statements for purposes of the U.S. federal securities laws or otherwise, although not all forward-looking statements include such words. Such statements are “forward looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, and involve assumptions, risks and uncertainties, all of which can change over time. Actual results could differ materially from those expressed or implied in these forward-looking statements for any reason. Risks and uncertainties specific to the Company include that the timing and amounts to be distributed to Company stockholders may not be reflective of timing and amounts anticipated. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

John Nolan

Email: jnolan@determine.com